NAVARRE CORPORATION

                          SHAREHOLDER RIGHTS AGREEMENT


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                                      TABLE OF CONTENTS

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SECTION 1    RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS . . . .   2

    1.1      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.2      Requested Registration . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.3      Company Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    1.4      Expenses of Registration . . . . . . . . . . . . . . . . . . . . . . . . .   7
    1.5      Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . .   8
    1.6      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    1.7      Information by Holder  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    1.8      Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    1.9      Limitation on Resales  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    1.10     Non-Transfer or Assignment of Registration Rights  . . . . . . . . . . . .  12
    1.11     "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . . . . . .  12
    1.12     Allocation of Registration Opportunities . . . . . . . . . . . . . . . . .  12
    1.13     Delay of Registration  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    1.14     Termination of Registration Rights . . . . . . . . . . . . . . . . . . . .  13
    1.15     Registration of Previously Issued Shares . . . . . . . . . . . . . . . . .  13

SECTION 2    FURTHER AGREEMENTS OF THE CERTAIN SHAREHOLDERS . . . . . . . . . . . . . .  13

    2.1      Limitations on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . .  13
    2.2      Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 3    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

    3.1      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    3.2      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    3.3      Entire Agreement; Amendment; Waiver  . . . . . . . . . . . . . . . . . . .  14
    3.4      Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    3.5      Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    3.6      Rights; Separability . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    3.7      Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    3.8      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                               NAVARRE CORPORATION

                          SHAREHOLDER RIGHTS AGREEMENT


         This Shareholder Rights Agreement (the "Agreement") is made and entered into as of the ____ day of ______________, 199___, by and among Navarre Corporation, a Minnesota corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Shareholders").

                                    RECITALS

         WHEREAS, each of the Shareholders were shareholders of Net Radio Corporation, a Nevada corporation ("Net Radio"); and

         WHEREAS, Net Radio, the Company and Net Radio Corporation, a Minnesota corporation and wholly-owned subsidiary of the Company ("NRC") have entered into an Agreement and Plan of Reorganization under which Net Radio will merge with and into NRC ("Agreement"); and

         WHEREAS, the Agreement and transactions contemplated by the Agreement have been structured to comply with Section 368(a) of the Internal Revenue Code (the "Code"); and

         WHEREAS, in connection with the execution of the Agreement, the Shareholders and the Company wish to establish certain rights and obligations with respect to resale of the shares to be issued by the Company in connection with the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Shareholders hereby agree as follows:

                                    SECTION 1

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                               REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

             (a) "Closing" shall mean the date of the closing of the transactions under the Agreement.


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             (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

             (d) "Holder" shall mean any shareholder who holds Registrable Securities. A Holder of Shares shall be deemed a Holder of the Registrable Securities.

             (e) "Investors" shall mean persons who are acquiring Shares pursuant to the Agreement.

             (f) "Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

             (g) "Registrable Securities" shall mean (i) the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered.

             (h) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

             (i) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses and related Company legal fees and disbursements, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

             (j) "Restricted Securities" shall mean restricted securities as defined in Rule 144.

             (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.


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             (l) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

             (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

             (n) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

             (o) "Shares" shall mean the Company's Common Stock issuable to the Shareholders pursuant to the Agreement.

         1.2 REQUESTED REGISTRATION.

             (a) REQUEST FOR REGISTRATION. If the Company shall receive any time after January 1, 2001 from Holders holding Registrable Securities who hold in the aggregate 1,100,000 shares of the Company's Common Stock (the "Initiating Holders"), a written request that the Company effect any registration of Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration to all Holders of Registrable Securities; and

                  (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective.

             The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (B) After the Company has initiated one such registration pursuant to this Section 1.2(a) (counting for these purposes only registrations which have been


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         declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof;

                  (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

             (b) Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) that the Company may not defer the filing for a period of more than one hundred eighty
(180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once.

             The registration statement filed pursuant to the request of the Initiating Holders may include other securities of the Company with respect to which registration rights have been granted and securities of the Company being sold for the account of the Company only with the consent of the majority of the Holders.

             (c) UNDERWRITING. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting, if any, arranged by the Initiating Holders. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

             (d) PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting, if any, and may condition such offer on their acceptance of the further applicable provisions of this
Section 1 (including Section 1.11). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary


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form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.12.

             (e) LIMITATION. The Company shall not be obligated to include in any registration statement pursuant to this Section 1.2 shares in an amount greater than five percent of the Company's outstanding Common Stock prior to the filing of the Registration Statement. To the extent that the number of shares with respect to which inclusion is requested exceeds five percent of the Common Stock of Navarre outstanding, the Company may require Holders to withdraw shares from the registration statement on a pro rata basis based on the ratio set forth in Section 1.12.

         1.3 COMPANY REGISTRATION.

             (a) If the Company at any time after two (2) years from the date of Closing and prior to seven (7) years from the date of Closing, shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2), and other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or a part of a Holder's Registrable Securities.


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             (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

             Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such securities entirely from such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.12. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

             If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.12 hereof.

             (c) After the Company has given three (3) notices pursuant to this
Section 1.3, no Holder shall have any right to have shares included in any registration statement filed by the Company, except to the extent that such Holder's shares have been excluded from registration in an amount more than twenty-five percent (25%) of the aggregate shares requested to be included by such Holder.

         1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to the registrations pursuant to Section 1.2 hereof or, any registration, qualification or compliance, arising out of a registration pursuant to Section 1.3, shall be borne by the Company and the Selling Shareholders on a pro rata basis. If the Holders bear the Registration Expenses for any registration proceeding begun pursuant to


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Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2. If such withdrawal is based upon material adverse information relating to the Company that is different from the information actually known to the Holders requesting registration at the time of their request for registration under Section 1.2, such registration shall not be treated as a requested registration for purposes of Section 1.2, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. As set forth in Section 1.4, the Company will use its best efforts to:

             (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

             (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

             (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

             (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;


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             (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

         1.6 INDEMNIFICATION.

             (a) The Company will indemnify each Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

             (b) Each Holder severally, but not jointly, will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Shareholder, and each of their officers, directors, and partners, and each person controlling such other Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Holders,


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Other Shareholders, directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that in no event shall any indemnity under this
Section 1.6(b) exceed the lesser of (A) the net proceeds from the offering received by such Holder and (B) that proportion of aggregate losses, claims, damages, liabilities or expenses indemnified against by such Holder as determined by the proportion of the shares sold by such Holder compared to the total number of Shares sold.

             (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such


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proportion as is appropriate to reflect the relative fault of the Indemnifying
Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

         1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

             (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

             (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

             (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.9 LIMITATION ON RESALES. As consideration for the Company's agreement to grant the Holders the registration rights set forth in this Agreement and its agreement to use its best efforts to enable Holders to sell under Rule 144, the Holders agree that they will see all their shares only in compliance with Rule 144 (or any successor Rule that may be adopted by the Commission) or pursuant to registration under the Securities Act as provided in this Agreement. Each Holder further agrees and acknowledges that the Agreement and transactions contemplated by the Agreement are designed to ensure that the transaction qualifies as a tax-free transaction under Section 368(a) of the Code. Therefore, notwithstanding any other rights in this agreement, each Holder agrees that it will not directly or indirectly sell, offer, pledge, contract or enter into any option to dispose of any of the Shares for a period of two years from the date of Closing, without the consent of the Company or an opinion of legal counsel or tax counsel to the Company that such sale, pledge, contract or option will not destroy the tax-free nature of the transaction for shareholders of Net Radio.

         1.10 NON-TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may not be transferred or assigned to a transferee or assignee of any Shares.

         1.11 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Shareholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or a similar form that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         1.12 ALLOCATION OF REGISTRATION OPPORTUNITIES.

             (a) ALLOCATION. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares on the basis of the ratio set forth in this Section 1.12. If any Holder or other selling Shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or any other shares of stock issued to employees, officers, directors, or consultants pursuant to any equity compensatory plan.

             (b) RATIO. In the event that there is any allocation of shares as specified in this Agreement, each Holder of Registrable Securities who has requested registration will be able to include at its option in such registration up to the percentage of such Holder's amount of Registrable Securities compared with the total Registrable Securities owned by all Holders.

         1.13 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.14 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to inclusion in any registration pursuant to this Section shall terminate on the date all shares of Registrable Securities held by such Holder may immediately be sold by such Holder under Rule 144 during any 90-day period.

         1.15 REGISTRATION OF PREVIOUSLY ISSUED SHARES. The Company and the Shareholders agreed that the 170,000 shares previously issued to the Shareholders of Net Radio are not covered by this Agreement.

                                    SECTION 2

                 FURTHER AGREEMENTS OF THE CERTAIN SHAREHOLDERS

         In addition, each Shareholder that directly or indirectly through one or more of such Shareholder's affiliates owns more than 100,000 Shares or is entitled to receive more than 100,000 shares pursuant to the Agreement, hereby agrees as follows:

         2.1 LIMITATIONS ON TRANSFER. Such Shareholder will not sell, transfer or dispose of any Shares except for transfers without consideration to affiliates of such Shareholder until after January 1, 2001. This restriction does not apply to any Shares in excess of 210,000 Shares issued to any Shareholder pursuant to the Agreement.

         2.2 RIGHT OF FIRST REFUSAL. In the event such Shareholder wishes to sell, in any 90-day period, a number of shares equal to the lesser of (i) five percent of such shareholder's total ownership of the Company's Common Stock or
(ii) 25,000 shares of the Company's Common Stock, the Shareholder shall, prior to such sale, provide the Company with written notice of such intent to sell. Upon delivery of such notice, the Company shall have the right to buy all or any portion of the Shares with respect to which notice was given at a price equal to the closing bid price of the Company's common stock on the day prior to the day on which notice is received by the Company, or at such lower price as the Company and the Shareholder might agree. The Company shall have a period of 30 days from its receipt of the notice to exercise its right to purchase the shares. If the Company elects not to exercise its right to purchase the shares, then the Shareholder will be free to sell such shares for a ninety (90) day period, such ninety (90) day period to begin on the earlier of (i) the date the Company provides the shareholder with notice that it does not intend to exercise its right or (ii) thirty (30) days after the Company's receipt of notice of the Shareholder's intent to sell. Any Shares not sold in the 90-day period shall become subject to this right of first refusal.


                                    SECTION 3

                                  MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Minnesota, as if entered into by and between Minnesota residents exclusively for performance entirely within Minnesota.

         3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, whether expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of Common Stock issuable upon conversion thereof.

         3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. The Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except (i) by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

         3.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 7400 49th Avenue North, Minneapolis, MN 55428, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, two
(2) business days after mailing and (ii) if delivered, upon delivery.

         3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any rights, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default there occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under the Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.6 RIGHTS, SEPARABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Rights Agreement effective as of the day and year first above written.

                                      "COMPANY"
                                      Navarre Corporation
                                      a Minnesota corporation




                                      -------------------------------
                                      By: Eric H. Paulson
                                      Its: President and Chief Executive Officer

                                  SHAREHOLDERS


---------------------------------       ---------------------------------
Terrence K. Mahoney                     Robert Griggs

---------------------------------       ---------------------------------
Scott Bourne                            Scot Combs

---------------------------------       ---------------------------------
Douglas Lennick                         Pablo Nyarady

---------------------------------       ---------------------------------
Patrick Mahoney                         Deborah Hopp

---------------------------------       ---------------------------------
Thomas Mandt                            Carl Halverson

---------------------------------       ---------------------------------
Ron Buck                                Mark Hempel

                                    EXHIBIT A
                      List of Holders, Names and Addresses



Terrence K. Mahoney                         Robert Griggs
2642 Irvine Avenue South                    1617 Highpoint Curve
Minneapolis, MN 55408                       Burnsville, MN 55337

Scott Bourne                                Scot Combs
1507 Derby Circle                           1857 120th Lane Northeast
Rosemount, MN 55068                         Blaine, MN 55449


Douglas Lennick                             Pablo Nyarady
6309 Timber Trail                           30 Greenhills Drive
Edina, MN 55439                             Bolton, CT 06043

Patrick Mahoney                             Deborah Hopp
79 Hill Street, #B                          4301 Fremont Avenue
San Francisco, CA 94110                     Minneapolis, MN 55409

Thomas Mandt                                Carl Halverson
17665 Italy Path                            715 Laura Court
Lakeville, MN 55044                         Chaska, MN 55318

Ron Buck                                    Mark Hempel
7608 South Bay Circle                       6605 Cahill Road
Bloomington, MN 55438                       Edina, MN 55318

                                    EXHIBIT B
                            Maximum Number of Shares
                       That May be Received by Shareholder


Name                                        Maximum Number of Shares
----                                        ------------------------

Terrence K. Mahoney
Robert Griggs
Scott Bourne
Scot Combs
Douglas Lennick
Pablo Nyarady
Patrick Mahoney
Deborah Hopp
Thomas Mandt
Carl Halverson
Ron Buck
Mark Hempel